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EXHIBIT 99.4

LETTER TO HOLDERS                                     MORGAN STANLEY DEAN WITTER
OF PHYSICAL SECURITIES                                CREDIT SUISSE FIRST BOSTON

                               [$               ]

                    EXCHANGE OFFERS AND CONSENT SOLICITATION
                  OUTSTANDING DEBT SECURITIES OF TENNECO INC.
                    (TO BE RENAMED TENNECO AUTOMOTIVE INC.)
                                 EXCHANGED FOR
                 NEW DEBT SECURITIES OF TENNECO PACKAGING INC.
                                (TO BE RENAMED)

EACH OF THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                              , 1999, UNLESS EXTENDED (THE "EXPIRATION TIME") OR
EARLIER TERMINATED.


THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY, ON
                              , 1999, UNLESS EXTENDED ("THE EARLY EXCHANGE
TIME") OR EARLIER TERMINATED. HOLDERS MUST TENDER BEFORE THE EARLY EXCHANGE TIME TO BE ELIGIBLE TO RECEIVE $1,000 PRINCIPAL AMOUNT OF APPLICABLE NEW SECURITIES FOR EACH $1,000 PRINCIPAL AMOUNT OF THE CORRESPONDING SERIES OF APPLICABLE ORIGINAL SECURITIES, AS DESCRIBED BELOW. HOLDERS WHO TENDER AFTER THE EARLY EXCHANGE TIME BUT BEFORE THE APPLICABLE EXPIRATION TIME WILL BE ELIGIBLE TO
RECEIVE ONLY [$          ] PRINCIPAL AMOUNT OF APPLICABLE NEW SECURITIES FOR
EACH $1,000 PRINCIPAL AMOUNT OF ORIGINAL SECURITIES, AS DESCRIBED BELOW.


TENDERED SECURITIES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME BEFORE THE EARLIER OF (1) THE EARLY EXCHANGE TIME AND (2) 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT TENNECO PUBLICLY ANNOUNCES IT HAS RECEIVED THE REQUIRED CONSENTS, AS DESCRIBED BELOW.

                                          , 1999

To Holders of Physical Securities:

     We have been appointed by Tenneco Inc., a Delaware corporation ("Tenneco"), to act as Dealer Managers in connection with the offers to exchange, upon the terms and subject to the conditions set forth in the Prospectus and Consent Solicitation of Tenneco and Tenneco Packaging Inc. (to be renamed), a Delaware
corporation ("Packaging"), dated          , 1999 (the "Prospectus"), and in the
related Letter of Consent/Transmittal enclosed herewith (the "Letter of
Transmittal"), up to [$          ] aggregate principal amount of newly issued
debt securities (the "New Securities") of Packaging for any and all of the
[$          ] aggregate principal amount of certain outstanding securities issued by Tenneco (the "Original Securities") described herein (each such offer is referred to individually as an "Exchange Offer" and collectively as the "Exchange Offers"). In connection with the Exchange Offers, Tenneco is soliciting consents ("Consents") to amendments to the indenture under which Tenneco issued the Original Securities
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that would eliminate the restrictions on Tenneco's operations currently included in that indenture (the "Consent Solicitation").


     For each $1,000 principal amount of Original Securities validly tendered and accepted for exchange, Tenneco is offering (1) $1,000 principal amount of the corresponding series of Packaging's New Securities if you validly tender your Original Securities before the Early Exchange Time, as shown in the
applicable column of the table below, or (2) [$   ] principal amount of the
corresponding series of Packaging's New Securities if you validly tender your Original Securities after the Early Exchange Time but before the applicable Expiration Time, as shown in the applicable column of the table below. Tenneco will only issue New Securities with principal amounts of $1,000 or integral multiples of $1,000. Tenneco will: (1) aggregate the New Securities to which you would otherwise be entitled; (2) round this amount to the nearest $1,000 and issue New Securities in the rounded amount; and (3) compensate you for this rounding by paying cash in an amount equal to the principal amount of the fractional New Security.



                                        YOU WILL RECEIVE THE FOLLOWING PRINCIPAL AMOUNT
                                                OF PACKAGING'S NEW SECURITIES:
                  FOR EACH:          -----------------------------------------------------
           -----------------------   IF YOU VALIDLY TENDER THE   IF YOU VALIDLY TENDER THE
AGGREGATE  $1,000 PRINCIPAL AMOUNT      ORIGINAL SECURITIES         ORIGINAL SECURITIES
PRINCIPAL   OF TENNECO'S ORIGINAL        BEFORE THE EARLY             AFTER THE EARLY
 AMOUNT          SECURITIES                EXCHANGE TIME              EXCHANGE TIME*
---------  -----------------------   -------------------------   -------------------------

                                                     [To come]



---------------

* The valid tender must be received before the applicable Expiration Time.



     Tenneco will also pay accrued but unpaid interest on Original Securities exchanged through the date Tenneco accepts them for exchange. If, however, Tenneco accepts for exchange any particular series of Original Securities after an interest record date for that series and on or before the related interest payment date, accrued but unpaid interest will instead be paid to the holder of those Original Securities as of the record date (if different from the tendering holder).


     ANY NEW SECURITIES ISSUED TO YOU IN EXCHANGE FOR YOUR ORIGINAL SECURITIES WILL BE ISSUED ONLY IN BOOK-ENTRY FORM THROUGH THE DEPOSITORY TRUST COMPANY ("DTC"), WHICH MEANS THAT YOU WILL NOT RECEIVE A CERTIFICATE EVIDENCING ANY NEW SECURITIES THAT ARE ISSUED TO YOU.


     Subject to the terms and conditions of each Exchange Offer and the Consent Solicitation and applicable law, Tenneco will make payment for the Original Securities accepted for exchange by depositing with The Chase Manhattan Bank, as exchange agent (the "Exchange Agent"): (1) New Securities (in book-entry form);
(2) cash for any fractional interest in New Securities; and (3) cash for the payment of any applicable accrued but unpaid interest on Original Securities. This will occur on the first New York Stock Exchange trading day after Tenneco accepts the related Original Securities for exchange. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving payments and/or New Securities (in book-entry form) from Tenneco and then delivering payments and/or New Securities (in book-entry form) to or at the direction of those holders. The Exchange Agent will make this delivery on the same day Tenneco deposits payment for the related Original Securities, or as soon thereafter as practicable.


     For your information, we are enclosing the following documents:

     1. The Prospectus;

     2. The Letter of Transmittal to be used by you to tender your Original Securities and to Consent to the proposed amendments (as described in the Prospectus);

     3. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     4. A return envelope addressed to the Exchange Agent.

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     If you decide to tender any or all of the Original Securities that you hold in the Exchange Offers, you must complete the accompanying Letter of Transmittal and send it, with any other required documents, to the Exchange Agent at one of the addresses indicated on the front of the Letter of Transmittal, in compliance with the procedures described in the Prospectus and in the Letter of Transmittal. To receive your New Securities in book-entry form, you will need to contact a broker, dealer, commercial bank, trust company or other nominee in order to provide the necessary DTC account information on the Letter of Transmittal (see Instruction 1 of the Letter of Transmittal) and inform them that delivery of the New Securities will be made through a DTC deposit transaction. Failure to provide the necessary account information may result in your tender being rejected or may cause a delay in confirmation of your New Securities, as well as a delay in payment for any fractional interest in New Securities or accrued but unpaid interest on your Original Securities that are exchanged. The Letter of Transmittal requires you to provide other information as well, so please be sure to follow the instructions carefully.


Questions and requests for assistance should be addressed to either of the Dealer Managers at the addresses and telephone numbers set forth on the back cover page of the enclosed Prospectus. Requests for additional copies of the enclosed materials should be addressed to Georgeson & Company Inc., the Information Agent for the Exchange Offers, at its address and telephone number set forth on the back cover page of the enclosed Prospectus. Such additional copies will be furnished promptly at Tenneco's expense.

                                          Very truly yours,

                                          MORGAN STANLEY DEAN WITTER
                                          CREDIT SUISSE FIRST BOSTON

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